Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Justin Renz (“Executive”) and Ardelyx, Inc. (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A.    Executive currently serves as the Company’s Chief Financial and Operations Officer.

B.    Executive and the Company have entered into an Amended and Restated Change in Control Severance Agreement effective as of April 29, 2025 (the “Severance Agreement”).

C.    Executive’s employment with the Company, and his status as an officer of the Company will end effective upon the Separation Date (as defined below).

D.    Executive and the Company want to provide for a smooth transition and to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
1.    Separation Date. Executive’s status as an employee of the Company will end as of the earliest of (a) the earlier of (i) December 31, 2025 or (ii) the date that is thirty (30) calendar days following the start date of the Company’s new Chief Financial Officer, (such earlier date, the “Planned Separation Date”), (b) the date Executive takes any action that constitutes Cause (as defined in the Severance Agreement) and (c) the date Executive voluntarily resigns from the Company (such earliest date, the “Separation Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

2.    2025 Bonus. Executive shall receive a corporate bonus for 2025 with the amount of such bonus determined in accordance with the Company’s standard bonus calculations for all members of the Executive Leadership Team, and with the individual performance component for such calculation set at one hundred percent (100%). Executive’s corporate bonus shall be paid at the time all corporate bonuses are paid to members of the Executive Leadership Team in 2026 and shall not be pro-rated.

3.    Severance Payments and Benefits. Following the Separation Date, Executive shall be entitled to receive the severance benefits described below, conditioned upon (i) Executive diligently and professionally executing his responsibilities under this Agreement, (ii) Executive delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) on or within twenty-one (21) days following the Separation Date that becomes effective and irrevocable at the end of the seven (7)-day period immediately following his execution of the Release of Claims (the “Revocation Period”), and (iii) Executive’s performance of his continuing obligations under Section 8 below and otherwise pursuant to this Agreement and the Proprietary Information and Inventions Assignment Agreement entered into between Executive and the Company, as of April 23, 2020 (the “Confidential Information Agreement”).

(a)    Benefits Under Severance Agreement. Executive shall be entitled to receive the severance benefits described in Section 3 of the Severance Agreement.
(b)    Additional Accelerated Vesting and Base Salary Payment. In the event the Separation Date is the Planned Separation Date, and is prior to December 31, 2025, (i) in addition to the equity that will vest under the terms of Section 3(b) of the Severance Agreement, each outstanding time-based equity award, including, without limitation, each time-based stock option, restricted stock unit award and restricted stock award, held by Executive shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to that number of shares that would have vested, and if applicable, become exercisable, had Executive’s employment continued through December 31, 2025, with the result that Executive’s benefits under this Section 3(b) combined with the benefits under Section 3(b) of the Severance Agreement will result in the Executive receiving the acceleration of all vesting of his equity grants with respect to that number of shares that would have vested, and if applicable, become exercisable, had
Executive’s employment continued through December 31, 2026, and (ii) in addition to the salary continuation described in Section 3(a) of the Severance Agreement, Executive shall continue to receive his base salary through December 31, 2025, in substantially equal installments in accordance with the Company’s normal payroll policies, less applicable withholdings, with such installments to commence as soon as administratively practicable following the date the Release of Claims is not subject to revocation, and the benefits described in Section 3(a) of the Severance Agreement shall commence on January 1, 2026.

(c)    Extension of Time to Exercise. The vested portion of each outstanding stock option (after giving effect to the paragraph above, if applicable, and to Section 3(b) of the Severance Agreement) shall remain exercisable through the earliest of the twelve-month anniversary of the Separation Date, the date of a change in control of the Company or the original expiration date of the stock option. Each agreement evidencing an equity award held by Executive shall be deemed amended to the extent necessary to reflect the terms and conditions set forth in this Section 3, and each outstanding equity award shall otherwise remain subject to the terms of the agreement evidencing such equity award (as deemed amended by this Section 3).
4.    Final Paycheck; Payment of Accrued Wages and Expenses.
(a)    Final Paycheck. On, or before the Separation Date, the Company will pay Executive all accrued but unpaid base salary through the Separation Date, subject to standard payroll deductions and withholding. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims.
(b)    Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims.
5.    Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his services to the Company and the termination thereof.
6 .Executive’s Release of the Company. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).
(a)    Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:
(i)    any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;
(ii)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iii)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the

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Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes- Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; Massachusetts Fair Employment Practices Law, Mass. Gen. Laws ch. 151B, §1 et seq.; Massachusetts Sexual Harassment Law, Mass. Gen. Laws ch. 214, §1C; Massachusetts Equal Pay Law, Mass. Gen. Laws ch. 149, §105A- C; Massachusetts Family and Medical Leave Law, Mass. Gen. Laws ch. 149, §52D; and Massachusetts WARN Laws, Mass. Gen. Laws ch. 149, §182 and Mass. Gen. Laws ch. 151A, §71A-G;
(iv)    any and all claims for violation of the federal or any state constitution;

(v)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(vi)    any claim for breach of contract or breach of the implied covenant of good faith and fair dealing; and
(vii)    any and all claims for attorneys’ fees and costs.
(b)    Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or the Option Agreements. This release does not release claims or rights that cannot be released as a matter of law, and Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that Executive may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.

7.    Non-Disparagement; Transfer of Company Property.
(a)    Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall instruct its officers and directors to not disparage, criticize or defame Executive, either publicly or privately. Nothing in this
Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.
(b)    Transfer of Company Property. Within ten (10) business days of the Separation Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at such date, including without limitation, his Company issued laptop computer.
8.    Confidentiality; Non-Solicitation.
(a)    Confidentiality.
(i) Executive shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Within ten (10) business days of the Separation Date all Confidential Information in Executive’s possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (A) was publicly known at the time of disclosure to Executive, or (B) becomes publicly known or available thereafter other than by any means in violation of this Agreement, the Confidential Information Agreement or any other duty owed to the Company by any person or entity. For purposes of this Agreement, the term “Confidential Information” shall mean information, business, financial, commercial, technical data, know-how or trade secrets disclosed to Executive or known by Executive as a consequence of or through his relationship with the Company, relating to products, developments, inventions, processes, techniques, chemical structures, finances, business plans or regulatory strategies of the Company and its affiliates. In addition, for the avoidance of doubt, Executive shall continue to be subject to the Confidential Information Agreement.

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(ii) Notwithstanding anything in this Agreement or the Confidential Information Agreement to the contrary, nothing contained in this Agreement or the Confidential Information Agreement shall prohibit Executive from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (iii) receiving an award for information provided to any Government Agency, and/or (iv) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act. Pursuant to 18 USC Section 1833(b), Executive acknowledges that (1) Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Executive files a lawsuit for retaliation by the Company or its affiliates for reporting a suspected violation of law, Executive may disclose the trade secret to
Executive’s attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Executive is required to provide testimony or produce documents, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Executive shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
(b)    Non-Solicitation. In addition to Executive’s obligations under the Confidential Information Agreement, Executive shall not for a period of one (1) year following Executive’s termination of employment for any reason, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 8(b). Executive also agrees not to harass or disparage the Company or its employees, clients, directors or agents. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 8(b) is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
9.    Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, and
(b) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, and (c) he has received the Company’s Insider Trading Compliance Policy and agrees to continue to abide by all applicable terms therein, including specifically, Section VIII (A) which states, “If an individual is in the possession of material non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material.”
10.    No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been

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assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
11.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than Massachusetts.
12.    Miscellaneous. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.    Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
14.    Maintaining Confidential Information. Executive reaffirms his obligations under the Confidential Information Agreement, which shall be in addition to, and not in lieu of, Executive’s obligations under Section 8 hereof. Executive acknowledges and agrees that the payments and benefits provided in Section 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidential Information Agreement.
15.    Executive’s Cooperation. Executive shall use reasonable efforts to cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment, consulting or other work, and the Company shall pay, upon invoicing by Executive, all reasonably incurred fees for his time in so cooperating (which shall not exceed one thousand dollars ($1,000) per eight hour day), and reimburse Executive for his actual, reasonable, out-of-pocket expenses (including without limitation, any and all reasonable attorney’s fees and costs) incurred in connection with providing any such cooperation.

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IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED:	8/1/2025		/s/ Justin Renz
Justin Renz

ARDELYX, INC.
DATED:	8/1/2025
		By:	/s/ Mike Raab
Mike Raab, President & CEO

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EXHIBIT A
GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of    , between Justin Renz
(“Executive”) and Ardelyx, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective the eighth (8th) day after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 1(c) below.

1.    Executive’s Release of the Company.
(a)    Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:
(i)    any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;
(ii)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iii)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes- Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; Massachusetts Fair Employment Practices Law, Mass. Gen. Laws ch. 151B, §1 et seq.; Massachusetts Sexual Harassment Law, Mass. Gen. Laws ch. 214, §1C; Massachusetts Equal Pay Law, Mass. Gen. Laws ch. 149, §105A- C; Massachusetts Family and Medical Leave Law, Mass. Gen. Laws ch. 149, §52D; and Massachusetts WARN Laws, Mass. Gen. Laws ch. 149, §182 and Mass. Gen. Laws ch. 151A, §71A-G;
(iv)    any and all claims for violation of the federal or any state constitution;

(v)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi)    any claim for any loss, cost, damage or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Transition and Separation Agreement entered into between the Parties as of [    ], 2025 (the “Transition and Separation Agreement”).
(vii)    any claim for breach of contract or breach of the implied covenant of good faith and fair dealing; and
(viii)    any and all claims for attorneys’ fees and costs.
(b)    Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Transition and Separation Agreement and the agreements evidencing Executive’s equity awards (as deemed

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amended by the Transition and Separation Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that Executive may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.
(c)    Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the ADEA, and that the waiver and release set forth in this Release is knowing and voluntary. Executive acknowledges that the waiver and release set forth in this Release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (i) he should consult with an attorney prior to executing this Release; (ii) he has twenty-one (21) days within which to consider this Release; (iii) he has seven (7) days following his execution of this Release to revoke this Release;
(iv) this Release shall not be effective until after the revocation period has expired and Executive will not receive the severance and other benefits provided by Section 3 of the Transition and Separation Agreement unless and until the revocation period has expired; and (v) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of the waiver and release set forth in this Release under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Company’s General Counsel in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Executive must contact the Company’s General Counsel by email at egrammer@ardelyx.com no later than 5 p.m. ET on the 7th day following Executive’s signature of this Release.

2.    Executive Representations. Executive represents and warrants that:
(a)    To Executive’s knowledge, Executive has returned to the Company all Company property in
Executive’s possession and if he discovers additional Company property in his possession he will promptly return it to the Company;
(b)    Except as Executive has informed the Company in writing, Executive is not owed wages, commissions, bonuses or other compensation, other than any payments and benefits that become due under Section 3 of the Transition and Separation Agreement;
(c)    During the course of Executive’s employment Executive did not sustain any injuries for which
Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;
(d)    From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future;
(e)    Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future with respect to any claims released hereby, except as specifically allowed by this Release; and
(f)    Executive has brought to the attention of the Chief Compliance Officer all matters of which he gained personal knowledge in the course of his employment by the Company and that he would have reasonable grounds to believe are a violation of the Company’s compliance policies.
3.    Continuing Obligations. Executive reaffirms his obligations under the Transition and Separation Agreement and under the Confidential Information Agreement (as defined in the Transition and Separation Agreement).
4.    Cooperation with the Company. Executive reaffirms his obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.

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5.    Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.    Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.    Integration Clause. This Release and the Transition and Separation Agreement, the Confidential Information Agreement, the agreements evidencing Executive’s equity awards (as deemed amended by the Transition and Separation Agreement) contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written, including without limitation, the Severance Agreement (as defined in the Transition and Separation Agreement). This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the President & Chief Executive Officer of the Company.
8.    Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.    Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	ARDELYX, INC.

Justin Renz	By: Mike Raab
Title: President & CEO

Date:	Date:

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